UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2025

Landsea Homes Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38545	82-2196021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 McKinney Avenue, Suite 1000 Dallas, TX		75202 (Zip Code)
(Address of principal executive offices)

(949) 345-8080
Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LSEA	The Nasdaq Capital Market
Warrants exercisable for Common Stock	LSEAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Agreement and Plan of Merger

On May 12, 2025, Landsea Homes Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lido Holdco, Inc., a Delaware corporation (“Parent”), which is controlled by funds managed by affiliates of Apollo Global Management, Inc., and Lido Merger Sub, Inc., a Delaware corporation and a wholly owned, direct subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will conduct a cash tender offer (the “Offer”) to acquire any and all of the issued and outstanding shares of the common stock, par value $0.0001 per share (the “Shares”), of the Company, at a price per share of $11.30, in cash, net to the holder thereof, without interest and subject to applicable withholding (the “Offer Price”). The transaction is expected to close subject to customary closing conditions as described further below.

The Company’s Board of Directors (the “Board”) unanimously determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, and approved the Merger Agreement and the transactions contemplated thereby, and recommended that the stockholders of the Company accept the Offer and tender their Shares in the Offer.

The Offer, which must be commenced by June 3, 2025 pursuant to the terms of the Merger Agreement, will initially remain open for a minimum of 20 business days, subject to certain possible extensions on the terms set forth in the Merger Agreement (as extended, the “Expiration Time”). If, at the scheduled Expiration Time, any of the conditions to the Offer have not been satisfied or waived, then Merger Sub will extend the Offer for one or more consecutive periods of up to 5 business days to permit the satisfaction of all Offer conditions, except that if the sole remaining unsatisfied Offer condition is the Minimum Condition (as defined below), Merger Sub will only be required to extend the Offer on up to four occasions of 5 business days each, unless Parent and the Company otherwise agree. If the Closing Commitment Amount of the Land Bank Financing (as each such term is defined in the Merger Agreement) has not been funded and is not available at the scheduled Expiration Time of the Offer, Merger Sub may, subject to certain conditions, extend the Offer on up to two occasions of 5 business days each.

Upon the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”) pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”) with the Company as the surviving corporation (the “Surviving Corporation”).

Merger Sub’s obligation to purchase the Shares validly tendered and not validly withdrawn pursuant to the Offer is subject to the satisfaction or waiver of customary conditions, including, among others, (i) there being validly tendered and not validly withdrawn immediately prior to the Expiration Time the number of Shares that, together with any Shares held by Parent, Merger Sub or any of their respective affiliates, represents at least a majority of all then outstanding Company Shares as of the Expiration Time (the “Minimum Condition”), (ii) the absence of any law, injunction, judgment or other legal restraint that prohibits consummation of the Offer or the Merger, (iii) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to customary exceptions, (iv) the Company’s compliance in all material respects with its covenants and agreements contained in the Merger Agreement, (v) the absence of any event, development or circumstance that has had a material adverse effect on the Company, (vi) the Company shall have delivered to Parent a certificate certifying that certain conditions shall have not occurred and be continuing as of immediately prior to the Expiration Time, (vii) the Merger Agreement shall have not been terminated pursuant to its terms, (viii) the Marketing Period (as defined in the Merger Agreement) shall have been completed, and (viii) Parent shall have received certain financial information that is Compliant (as defined in the Merger Agreement) as of immediately prior to the Expiration Time.

At the effective time of the Merger (the “Effective Time”), each Share (other than Shares (i) owned directly by the Company (or any wholly owned subsidiary of the Company), Parent, Merger Sub or any of their respective affiliates prior to the Effective Time or (ii) owned by any stockholder who is entitled to demand and properly demands the appraisal of such shares in accordance with, and in compliance in all respects with, the DGCL) will be automatically cancelled and converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to applicable withholding (the “Merger Consideration”).

In addition, immediately prior to the Effective Time, by virtue of the Merger, automatically and without any action on the part of the Company, Parent or the holder thereof: (i) each option to purchase Shares (each, a “Company Option”) that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be cancelled and terminated and converted into the right to receive an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of Shares underlying such Company Option, by (y) an amount equal to (A) the Merger Consideration, less (B) the per share exercise price of such Company stock option, (ii) each award of restricted stock units covering Shares (each, a “Company RSU Award”) that is outstanding immediately prior to the Effective Time will be cancelled and terminated and converted into the right to receive from the Surviving Corporation an amount in cash (without interest) equal to the product obtained by multiplying (x) the aggregate number of Shares underlying such award immediately prior to the Effective Time, by (y) the Merger Consideration, (iii) each award of performance share units covering Shares (each, a “Company PSU Award”) that is outstanding immediately prior to the Effective Time will be cancelled and terminated and converted into the right to receive an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of Shares underlying such award (with performance-based goals deemed to be achieved at the “target” level of performance), by (y) the Merger Consideration and (iv) each Company Warrant (as defined in the Merger Agreement) that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, shall be treated in accordance with the terms and conditions specified in the applicable Warrant. All amounts payable upon cancellation of the Company Options, Company RSU Awards and Company PSU Awards will be paid as promptly as practicable after the Effective Time and will be subject to deduction for any required tax withholding.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to continue to conduct its business in the ordinary course, not to engage in certain specified transactions or activities without Parent’s prior consent, and that the parties will use reasonable best efforts to cause the Offer and the Merger to be consummated. In addition, subject to certain exceptions, the Company has agreed not to solicit, initiate, knowingly facilitate or encourage the submission or announcement of any acquisition proposals from third parties or to take certain other restricted actions in connection therewith. Notwithstanding the foregoing, if the Company receives an acquisition proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement, and the Board determines in good faith, after consultations with its outside legal counsel and financial advisor, that such proposal constitutes, or would reasonably be expected to lead to, a transaction that would be more favorable to the Company’s stockholders than the Offer and the Merger (a “Superior Company Proposal” as further described and defined in the Merger Agreement) then the Company can participate in discussions and negotiations regarding such acquisition proposal if the failure to do so would be inconsistent with the Board’s fiduciary duties under applicable law, subject to the terms and conditions of the Merger Agreement.

The Merger Agreement also contains certain customary termination rights in favor of each of the Company and Parent, including the Company’s right, subject to certain limitations, to terminate the Merger Agreement in certain circumstances to accept a Superior Company Proposal and Parent’s right to terminate the Merger Agreement if the Board changes its recommendation that stockholders tender their Shares in the Offer (as further described in the Merger Agreement). In addition, either the Company or Parent may terminate the Merger Agreement if the Offer has not been consummated by November 12, 2025. Upon termination of the Merger Agreement under specified circumstances, including in connection with the entry into a Superior Company Proposal or in the event of Company Change of Board Recommendation, the Company will be required to pay Parent a termination fee of $28,203,490.71. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $17,000,000.00 upon termination of the Merger Agreement under specified circumstances.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference. The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 7.01 Regulation FD Disclosure.

On May 12, 2025, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is hereby furnished as Exhibit 99.1 to this Current Report.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Financing Commitments

Parent and The New Home Company Inc., a Delaware corporation and the direct parent of Parent (“TNHC”), have obtained equity and debt financing commitments, respectively, for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses and to repay any of the Company’s existing indebtedness that does not remain outstanding. Funds managed by affiliates of Apollo Global Management, Inc. (collectively, the “Apollo Funds”) have committed, pursuant to an equity commitment letter dated as of May 12, 2025 (the “Equity Commitment Letter”), to capitalize Parent, immediately prior to the consummation of the Offer and the Merger, in an aggregate amount of $650.0 million, on the terms and subject to the conditions set forth in the Equity Commitment Letter. In addition, the Apollo Funds have executed a limited guarantee in favor of the Company to guarantee, subject to the limitations described therein, the payment of the reverse termination fee and certain other obligations under the Merger Agreement.

TNHC and Kennedy Lewis Investment Management, LLC and/or its affiliates (together, “KLIM”) have entered into a debt commitment letter, dated as of May 12, 2025 (the “Debt Commitment Letter”), pursuant to which KLIM has committed to provide up to $700.0 million of land bank financing, on the terms and subject to the conditions set forth in the Debt Commitment Letter (the “Land Banking Arrangement”). The obligation of KLIM to provide the Debt Financing under the Debt Commitment Letter is subject to a number of conditions, including the receipt of executed loan documentation, the consummation of the Merger, payment of fees due to KLIM and certain other closing conditions.

FORWARD-LOOKING STATEMENTS

This document includes forward-looking statements which reflect management’s current views and estimates regarding the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction, among other matters. The words “anticipate”, “assume”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “imply”, “intend”, “may”, “outlook”, “plan”, “potential”, “predict”, “project”, and similar terms and phrases are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to uncertainties related to the timing and expected financing of the tender offer and the merger; uncertainty surrounding how many of the Company’s stockholders will tender their shares in the tender offer; the possibility that any or all of the various conditions to the consummation of the tender offer may not be satisfied or waived in a timely manner, if at all; the possibility of business disruptions due to transaction-related uncertainty; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; risks related to diverting management’s attention from the Company’s ongoing business operations; potential litigation and/or regulatory action relating to the proposed transaction; the risk that the anticipated benefits of the proposed transaction may not be fully realized or may take longer to realize than expected; and other risks and uncertainties including those identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which are filed with the SEC and available at www.sec.gov, and other filings that the Company may make with the SEC in the future. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this document speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

The tender offer for the outstanding shares of common stock of the Company has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company’s common stock. The solicitation and offer to buy shares of the Company’s common stock will only be made pursuant to the tender offer materials that Merger Sub intends to file with the SEC. At the time the tender offer is commenced, Merger Sub will file a tender offer statement on Schedule TO with the SEC, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Both the tender offer statement and the solicitation/recommendation statement will be mailed to the Company’s stockholders free of charge. Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s web site at www.sec.gov, by contacting the Company’s Investor Relations either by telephone at (949) 345-8080, e-mail at info@landseahomes.com or on the Company’s website at www.landseahomes.com.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 12, 2025, by and among Lido Holdco, Inc., Lido Merger Sub, Inc. and Landsea Homes Corporation*
99.1	Joint Press Release, dated May 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2025

Landsea Homes Corporation

By:	/s/ Chris Porter
Name:	Chris Porter
Title:	Chief Financial Officer